CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2005 relating to the financial statements and financial statement schedule, which appears in The Potomac Edison Company’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

By: /S/ PricewaterhouseCoopers LLP —————————————— PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania April 25, 2005